UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Board of Directors (the “Board”) of RE/MAX Holdings, Inc. (the “Company”) elected Joseph DeSplinter to the Board and increased the size of the Board to ten members, effective immediately. Mr. DeSplinter was elected as a Class I director. His term will expire at the Company’s 2017 annual meeting of stockholders. The Board has appointed Mr. DeSplinter to serve on the Audit Committee.

Mr. DeSplinter’s compensation for his services as a director will be consistent with the Company’s compensation of other non-employee directors, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholder filed with the Securities and Exchange Commission on March 27, 2015. The Company intends to enter into its standard form of indemnification agreement with Mr. DeSplinter.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on February 19, 2016 regarding Mr. DeSplinter’s election. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated February 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: February 19, 2016	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President and General Counsel